Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 9, 2021, with respect to the consolidated financial statements of Zedge, Inc. as of July 31, 2021 and 2020 and for the years then ended included in its Annual Report on Form 10-K for the year ended July 31, 2021.

/s/ Mayer Hoffman McCann CPAs

(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York

April 12, 2022